Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 31, 2014, in the Registration Statement (Form F-1) and related Prospectus of MediWound Ltd. dated February 10, 2014.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
February 10, 2014	A Member of Ernst & Young Global